UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 24, 2012

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 24, 2012, Gleacher & Company, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s principal offices located at 1290 Avenue of the Americas, New York, NY 10104, in accordance with the Notice of Annual Meeting of Stockholders sent on or about April 26, 2012 to all stockholders of record at the close of business on April 18, 2012.  The results of voting on each of the matters submitted to a vote of the stockholders at the Annual Meeting are set forth below.

Proposal 1:                                  Election of Directors:

At the Annual Meeting, each of the director nominees listed below were elected for one-year terms expiring in 2013 and received the number of votes set forth after their respective names below.

	For:	Against:	Abstain:	Broker non-votes:
Eric J. Gleacher	88,630,009	4,395,329	115,643	21,198,795
Thomas J. Hughes	89,572,564	3,453,913	110,635	21,202,664
Henry S. Bienen	86,562,565	6,450,076	124,471	21,202,664
Marshall Cohen	79,549,478	13,463,163	124,471	21,202,664
Robert A. Gerard	84,865,200	8,146,524	125,388	21,202,664
Mark R. Patterson	88,133,602	4,887,867	115,643	21,202,664
Christopher R. Pechock	88,091,615	4,921,026	124,471	21,202,664
Bruce Rohde	84,866,166	8,160,311	110,635	21,202,664
Robert S. Yingling	90,164,947	2,839,999	132,166	21,202,664

Proposal 2:                                  Advisory Vote on Executive Compensation:

At the Annual Meeting, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.  Proposal 2 received the following votes:

For:	70,738,264
Against:	21,775,920
Abstain:	622,928
Broker non-votes:	21,202,664

Proposal 3:                                  Ratification of Appointment of Independent Registered Public Accounting Firm:

At the Annual Meeting, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified.  Proposal 3 received the following votes:

For:	112,164,506
Against:	1,428,110
Abstain:	747,160
Broker non-votes:	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

	By:	/s/ Thomas J. Hughes
	Name:	Thomas J. Hughes
	Title:	Chief Executive Officer

Dated: May 31, 2012

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